[CBRL GROUP, INC. LOGO]	POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787

C B R L G R O U P, I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP TO PRESENT AT TWO CONFERENCES IN MARCH

LEBANON, Tenn. (March 1, 2007) - CBRL Group, Inc. (“CBRL” or the “Company”) (Nasdaq: CBRL) will be presenting at two investor conferences in March. The dates and times of the presentations are as follows:

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Tuesday, March 6, 2007, at 3:45 p.m. Eastern time—Raymond James 28th Annual Institutional Conference to be held at the Hyatt Regency Grand Cypress in Orlando. Chairman, President and Chief Executive Officer Michael A. Woodhouse will be speaking at the conference. A live webcast of the presentation will be available over the Internet at http:/www.wsw.com/webcast/rj26/cbrl.

•
Wednesday, March 21, 2007 at 11:00 a.m. Eastern time—J. P. Morgan Gaming, Lodging & Restaurant Conference to be held at Caesars Las Vegas in Las Vegas. Senior Vice President, Finance and Chief Financial Officer Lawrence E. White will be speaking at the conference. A live webcast of the presentation will be available over the Internet at . Under the section titled “CONFERENCE WEBCASTS”, select the “JPMorgan Gaming, Lodging & Restaurant Conference” link. Viewers are encouraged to log onto the JPMorgan website approximately five minutes prior to the presentation to register and download any software. The webcast will be available for replay On Demand approximately 24 hours after the live presentation.

Each presentation will also be available in the events section under the Investor Relations heading on the Company’s website. Online replays of the presentations will be available for two weeks following each conference.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 555 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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